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                                                                     EXHIBIT 3.2


                            CERTIFICATE OF AMENDMENT
                                     TO THE
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          BROADBAND PARENT CORPORATION

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         Broadband Parent Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         1.       The Corporation has capital stock.

         2. Article FIRST of the Amended and Restated Certificate of Incorporation of the Corporation shall be amended by deleting the name "Broadband Parent Corporation" and replacing therefor the name "Arris Group, Inc.";

         3. Article SECOND of the Amended and Restated Certificate of Incorporation of the Corporation shall be amended by substituting the following therefor:

                  SECOND: The address of the registered office of the corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware is Corporation Service Company;

         4. The foregoing amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Broadband Parent Corporation has caused this certificate to be executed in its corporate name this 17th day of July, 2001.

                                       BROADBAND PARENT CORPORATION


                                       /s/ Lawrence A. Margolis
                                       ---------------------------------------
                                       By:      Lawrence A. Margolis
                                       Title:   Vice President and
                                                Chief Financial Officer



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